Exhibit 99.1

NTN BUZZTIME, INC. ANNOUNCES

THIRD QUARTER 2007 RESULTS

Third Quarter 2007 Highlights:

•	Gross margin improved to 70% from 69%

•	Cash position up to $10.8 million from $8.8 million at year-end

•

In October 2007, completed sale of intellectual property assets of Software Solutions and initiated wind-down of remaining Discontinued Operations which is expected to improve cash flow by $1 million annually

•	Purchased 454,000 common shares in open-market transactions under Share Repurchase Authorization

November 8, 2007-Carlsbad, CA—NTN Buzztime, Inc. (the Company) (AMEX- NTN - News), a multi-point social interactive entertainment company, today announced results for the third quarter ended September 30, 2007.

Entertainment Division Financial Results (Continuing Operations)

Results for the Third Quarter Ended September 30, 2007

Revenue from continuing operations, which consists solely of the Entertainment Division, decreased $0.8 million or 10% to $7.5 million for the third quarter of 2007, compared to revenues of $8.3 million for the third quarter of 2006. The Entertainment Division net loss for the third quarter of 2007 was $1.6 million compared to net income of $161,000 for the third quarter of 2006.

Gross margin as a percentage of revenue for the Entertainment Division increased to 70% in the third quarter of 2007 from 69% in the third quarter of 2006.

Selling, general and administrative expenses for the Entertainment Division increased $0.4 million or 8%, to $5.8 million for the third quarter 2007 from $5.4 million for the third quarter of 2006. This increase is primarily related to salaries and benefits, as well as marketing and consulting expenses.

The Company also incurred a non-cash charge of approximately $968,000 during the third quarter of 2007 related to selected technology and content licensed from Media General, associated with an investment Media General made in the Company in 2003 in which the Company issued 666,667 shares of unregistered NTN common stock as consideration. The original license was for five years with an option to renew. The Company has since decided not to renew the license agreement as it is no longer a strategic fit and has fully expensed the remaining net book value of the capitalized license.

Results for the Nine Months Ended September 30, 2007

Revenue from continuing operations for the nine months ended September 30, 2007, decreased by $1.7 million or 7%, to $22.8 million for the nine months ended September 30, 2007 from $24.5 million for the nine months ended September 30, 2006. The Entertainment Division net loss for the nine months ended September 30, 2007 was $2.8 million compared to a net loss of $1.4 million for the same period in 2006.

Gross margin as a percentage of revenues was 71% for the nine months ended September 30, 2007 compared to 69% for the nine months ended September 30, 2006.

Selling, general and administrative expenses for the Entertainment Division increased to $17.0 million for the nine months ended September 30, 2007 from $16.9 million for the nine months ended September 30, 2006. This increase is primarily related to salaries and benefits, as well as marketing and consulting expenses.

“We are beginning to see signs that our core business has stabilized,” commented Dario Santana, CEO of NTN Buzztime. “Content improvements and initiatives designed to increase player engagement at our hospitality venues resulted in growth to our player community and helped sustain the retention gains registered during the second quarter. Increased investment in lead generation led to twenty percent improvement in new site sales relative to the second quarter of 2007.”

Hospitality Division Financial Results (Discontinued Operations)

Results for the Third Quarter Ended September 30, 2007

The Hospitality Division consisted of two segments, Wireless and Software Solutions. On March 30, 2007, the Company reported the sale of substantially all assets of the NTN Wireless segment for $2.4 million, which resulted in a gain of approximately $396,000 in the first quarter of 2007 and reported neither revenues nor income in the third quarter.

The Software Solutions segment had revenues of $0.9 million, representing a decrease in revenue from $1.1 million in the year-ago period and a net loss of $168,000 compared to a $350,000 net loss for the third quarter of 2006.

Subsequent to the end of the quarter, on October 31, 2007, the Company announced that it had completed the sale and transfer of the NTN Software Solutions intellectual property assets for its ProHost™ table management and reservations systems to a provider of wireless technologies to restaurants, for $215,000 in cash with no contingencies. Separately, the Company announced it had signed an agreement with Domino’s Pizza, Inc. (DPI) effective December 31, 2007 to discontinue the outsourced software development it has been providing to DPI. NTN Buzztime will wind-down its professional help desk and support and maintenance services as it fulfills its obligations under existing customer agreements which is expected to be substantially complete by June 2008. Once this wind-down is complete, the Company’s financial results will be free of the adverse impact from such Discontinued Operations.

“We are pleased that we were able to close on this transaction. The divestiture of substantially all the remaining assets of NTN’s Software Solutions will contribute roughly one million dollars to annualized cash flow beginning no later than June of 2008,” said Mr. Santana.

Third Quarter 2007 Operating Highlights:

•	Hired Jake Tauber to lead content development, content acquisition and programming and improve Buzztime Network’s entertainment value

•	Hired Mariana Danilovic to lead business development and to grow Buzztime’s revenue by leveraging opportunities beyond the core business

•	Increased site sales and site installations by 20% and 24%, respectively, relative to the second quarter of 2007

•	Retention in the first six months of contract life has improved more than 30% since launch of the Rookie program

•	Churn remained consistent with prior quarter at 28%

•	Players website exceeded 100,000 members during September

•	Launched Blur, the Hollywood Gossip Game – a light hearted, humorous look at stardom

•	Launched Odds On Sports Game – a predictive game that provides fun and bragging rights for sports fans in bars and restaurants

“We are confident that we have selected the right strategy and we are excited with our progress to date, however, we recognize that there is still much to be done,” added Mr. Santana. “During the quarter, we recruited new talent to our organization; talent that brings extensive content, programming, broadband and advertising experience to our team. We are leveraging that experience to raise the entertainment value of our content and to develop new channels of distribution including Internet, while looking for new and innovative ways to monetize our offering and enhance shareholder value.”

Conference Call

Management will announce its third quarter 2007 financial results after market close on Thursday, November 8, 2007. Management will then host a conference call at 4:30 p.m. Eastern Time to discuss the results with the investment community.

Anyone interested in participating should call 866-225-8754 if calling within the United States or 480-629-9564 if calling internationally. A replay will be available until 11:59 p.m. Eastern Time November 15, 2007, which can be accessed by dialing 800-406-7325 if calling within the United States or 303-590-3030 if calling internationally. Please use passcode 3801121 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at NTN Buzztime’s web site at www.buzztime.com.

About NTN Buzztime, Inc.

NTN Buzztime, Inc., a leader in multi-point social interactive entertainment for more than 20 years, is based in Carlsbad, CA. Buzztime is distributed in-home and out-of-home across broadband platforms including online, cable TV, satellite TV, and in approximately 4,000 restaurants, sports bars and pubs throughout North America and the United Kingdom. Buzztime entertainment is also available on mobile phones, electronic games and books. For more information, please visit http://www.buzztime.com.

Forward-looking Statements;

This release contains forward-looking statements which reflect management’s current views of future events and operations including but not limited to projected future financial results and business trends. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risk of changing economic conditions, failure of product demand or market acceptance of both existing and new products and services and the impact of competitive products and pricing. Please see NTN Buzztime, Inc.’s recent Form 10-K and other filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

CONTACT:

Kendra Berger

Chief Financial Officer

NTN Buzztime, Inc.

(760) 438-7400

Kendra.berger@ntnbuzztime.com

Or

Peter Seltzberg

Hayden Communications

(646) 415-8972

peter@haydenir.com

NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$10,771	$8,774
Restricted cash	52	58
Accounts receivable, net	1,309	1,874
Investments available-for-sale	313	337
Deposits on broadcast equipment	—	381
Deferred costs	991	1,067
Prepaid expenses and other current assets	646	908
Assets held for sale	1,004	2,659

Total current assets	15,086	16,058
Broadcast equipment and fixed assets, net	4,675	5,919
Software development costs, net	831	806
Deferred costs	830	963
Goodwill	1,271	974
Intangible assets, net	386	1,561
Other assets	239	244

Total assets	$23,318	$26,525

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$610	$1,139
Accrued expenses	2,714	2,921
Income taxes payable	41	53
Obligations under capital leases – current portion	15	349
Deferred revenue	1,305	1,826
Liabilities of discontinued operations	979	1,441

Total current liabilities	5,664	7,729
Obligations under capital leases, excluding current portion	3	20
Deferred revenue, excluding current portion	148	246

Total liabilities	5,815	7,995

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock	1	1
Common stock	277	272
Treasury stock	(444)	—
Additional paid-in capital	112,695	111,617
Accumulated deficit	(96,667)	(93,561)
Accumulated other comprehensive income	1,641	201

Total shareholders’ equity	17,503	18,530

Total liabilities and shareholders’ equity	$23,318	$26,525

NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues	$7,476	$8,332	$22,849	$24,530

Operating expenses:
Direct operating costs (includes depreciation)	2,249	2,575	6,675	7,614
Impairment of intangible asset	968	—	968	—
Selling, general and administrative	5,780	5,369	17,071	16,945
Depreciation and amortization (excluding depreciation and amortization included in direct costs)	129	165	421	505
Research and development	36	56	115	178
Restructuring costs	—	—	478	—

Total operating expenses	9,162	8,165	25,728	25,242

Operating income (loss)	(1,686)	167	(2,879)	(712)
Other income (expense):
Interest income	107	45	253	94
Interest expense	(5)	(19)	(26)	(104)
Impairment on investments available-for-sale	—	—	—	(652)
Other income	2	—	83	—

Total other income (expense)	104	26	310	(662)

Income (loss) from continuing operations before income taxes	(1,582)	193	(2,569)	(1,374)
Provision for income taxes	35	32	188	75

Net income (loss) from continuing operations	(1,617)	161	(2,757)	(1,449)
Net loss from discontinued operations, net of tax (including gain on sale of NTN Wireless of $396 for the nine months ended September 30, 2007)	(168)	(216)	(349)	(386)

Net loss	$(1,785)	$(55)	$(3,106)	$(1,835)

Net income (loss) per common share – basic and diluted:
Net income (loss) from continuing operations per common share – basic and diluted	$(0.03)	$0.00	$(0.05)	$(0.03)
Net loss from discontinued operations – basic and diluted	(0.00)	(0.00)	(0.01)	(0.00)

Net income (loss) per common share – basic and diluted	$(0.03)	$(0.00)	$(0.06)	$(0.03)

Weighted average shares outstanding
Basic and diluted	56,000	54,427	55,148	54,173

NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(3,106)	$(1,835)
Net loss from discontinued operations, net of tax	349	386

Net loss from continuing operations	$(2,757)	$(1,449)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,998	3,249
Provision for doubtful accounts	284	286
Unrealized loss on investment available-for-sale	—	652
Share-based compensation	466	855
Impairment of intangible asset	968	—
Gain from disposition of equipment and other assets	(171)	(176)
Changes in assets and liabilities:
Restricted cash	6	10
Accounts receivable	283	328
Deferred costs	265	186
Prepaid expenses and other assets	280	87
Accounts payable and accrued expenses	(789)	260
Income taxes payable	(12)	(79)
Deferred revenue	(658)	(151)

Net cash provided by continuing operations	1,163	4,058
Discontinued operations	(1,501)	99

Net cash provided by (used in) operating activities	(338)	4,157

Cash flows from investing activities:
Capital expenditures	(383)	(874)
Software development expenditures	(432)	(339)
Proceeds from sale of equipment and other assets	363	322
Deposits on broadcast equipment	(161)	(620)

Net cash used in investing activities by continuing operations	(613)	(1,511)
Discontinued operations	2,397	(46)

Net cash provided by (used in) investing activities	1,784	(1,557)

Cash flows from financing activities:
Principal payments on capital leases	(351)	(335)
Principal payments on revolving line of credit	—	(700)
Settlement of stock options	(40)	—
Purchase of treasury stock	(444)	—
Proceeds from exercise of stock options	651	477

Net cash used in financing activities	(184)	(558)

Net increase in cash and cash equivalents	1,262	2,042
Effect of exchange rate on cash	735	(27)
Cash and cash equivalents at beginning of period	8,774	5,982

Cash and cash equivalents at end of period	$10,771	$7,997

Consolidated Results

For the Quarter Ended September 30,

(in thousands)

Revenues by Segment:	2007	2006
Continuing Operations:
Buzztime iTV network	$7,323	$7,978
Buzztime Distribution	153	354

Total Entertainment Division	7,476	8,332

Discontinued Operations:
Wireless	$—	$1,483
Software Solutions	910	1,123

Total Hospitality Division	910	2,606

Consolidated Revenues	$8,386	$10,938

Consolidated Results

For the Quarter Ended September 30,

(in thousands)

Income (Loss) by Segment:	2007	2006
Continuing Operations:
Buzztime iTV network	$(534)	$352
Buzztime Distribution	(1,083)	(191)

Total Entertainment Division	(1,617)	161

Discontinued Operations:
Wireless	$—	$134
Software Solutions	(168)	(350)

Total Hospitality Division	(168)	(216)

Consolidated Income (Loss)	$(1,785)	$(55)

Adjusted EBITDA

A detailed schedule reconciling net income and loss, the nearest GAAP measure, to Adjusted EBITDA is included in the supplemental tables below. Adjusted EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company’s operating performance. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for, or superior to, GAAP results. Non-GAAP financial information such as Adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare NTN’s current results with results from other reporting periods and with the results of other companies.

The following table reconciles our net loss per GAAP to Adjusted EBITDA (in thousands):

	Three Months Ended September 30, 2007
	Entertainment		Hospitality
	Buzztime iTV Network	Buzztime Distribution	Software Solutions	NTN Wireless	Total
Net loss per GAAP	$(534)	$(1,083)	$(168)	$—	$(1,785)
Interest income, net	(102)	—	—	—	(102)
Depreciation and amortization	877	131	—	—	1,008
Non-cash stock based compensation	152	3	11	—	166
Non-cash charge related to impairments	4	973	—	—	977
Income tax expense	35	—	—	—	35

Adjusted EBITDA	$432	$24	$(157)	$—	$299

	Three Months Ended September 30, 2006
	Entertainment		Hospitality
	Buzztime iTV Network	Buzztime Distribution	Software Solutions	NTN Wireless	Total
Net income (loss) per GAAP	$352	$(191)	$(350)	$134	$(55)
Interest (income) expense, net	(27)	1	—	—	(26)
Depreciation and amortization	947	144	82	17	1,190
Non-cash stock based compensation	146	42	23	3	214
Income tax expense (benefit)	32	—	—	(7)	25

Adjusted EBITDA	$1,450	$(4)	$(245)	$147	$1,348